                                                                      EXHIBIT 11

EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER COMMON SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)


                                                                                        | PREDECESSOR
                                                                  REORGANIZED COMPANY   |   COMPANY
                                                               ------------------------ | -----------
                                                                  THREE     PERIOD FROM | PERIOD FROM
                                                                 MONTHS     FEBRUARY 12 |  JANUARY 1
                                                                  ENDED         TO      |      TO
                                                                MARCH 31,    MARCH 31,  | FEBRUARY 11,
                                                                  1997         1996     |     1996
PRIMARY:                                                       -----------  ----------- | ------------
                                                                                        |
   Weighted average number of common shares outstanding......   60,030,286   59,999,981 |   35,544,330
   Weighted average number of restricted shares..............      170,253       55,000 |            -
   Net effect of dilutive stock options......................      360,798            - |            -
                                                               -----------  ----------- |  -----------
     Total...................................................   60,561,337   60,054,981 |   35,544,330
                                                               ===========  =========== |  ===========
                                                                                        |
                                                                                        |
   Net income applicable to common stock:                                               |
     Income before extraordinary items.......................  $     2,443  $       137 |  $   118,198
     Extraordinary loss on repurchase of debt, net of federal                           |
       income tax benefit....................................       (2,244)           - |            -
     Extraordinary gain on discharge of debt.................            -            - |      264,273
                                                               -----------  ----------- |  -----------
     Net income applicable to common stock...................  $       199  $       137 |  $   382,471
                                                               ===========  =========== |  ===========
                                                                                        |
   Net income per common share:                                                         |
     Income before extraordinary items.......................  $     0.040  $     0.002 |  $     3.325
     Extraordinary loss on repurchase of debt, net of federal                           |
       income tax benefit....................................       (0.037)           - |            -
     Extraordinary gain on discharge of debt.................            -            - |        7.435
                                                               -----------  ----------- |  -----------
     Net income..............................................  $     0.003  $     0.002 |  $    10.760
                                                               ===========  =========== |  ===========
                                                                                        |
FULLY DILUTED (1):                                                                      |
   Weighted average number of common shares outstanding......   60,030,286   59,999,981 |   35,544,330
   Weighted average number of restricted shares..............      170,253       55,000 |            -
   Net effect of dilutive stock options......................      360,798            - |            -
                                                               -----------  ----------- |  -----------
     Total...................................................   60,561,337   60,054,981 |   35,544,330
                                                               ===========  =========== |  ===========
                                                                                        |
                                                                                        |
   Net income applicable to common stock:                                               |
     Income before extraordinary items.......................  $     2,443  $       137 |  $   118,198
     Extraordinary loss on repurchase of debt, net of federal                           |
       income tax benefit....................................       (2,244)           - |            -
     Extraordinary gain on discharge of debt.................            -            - |      264,273
                                                               -----------  ----------- |  -----------
     Net income applicable to common stock...................  $       199  $       137 |  $   382,471
                                                               ===========  =========== |  ===========
                                                                                        |
   Net income per common share:                                                         |
     Income before extraordinary items.......................  $     0.040  $     0.002 |  $     3.325
     Extraordinary loss on repurchase of debt, net of federal                           |
       income tax benefit....................................       (0.037)           - |            -
     Extraordinary gain on discharge of debt.................            -            - |        7.435
                                                               -----------  ----------- |  -----------
     Net income..............................................  $     0.003  $     0.002 |  $    10.760
                                                               ===========  =========== |  ===========

(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.